UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: October 15, 2008
(Date of earliest event reported)

PERVASIP CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465	13-2511270
(Commission File No.)	(I.R.S. Employer Identification No.)

75 South Broadway, Suite 400
White Plains, New York 10601
(Address of principal executive offices; zip code)

(914) 620-1500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.              Entry into a Material Definitive Agreement.

Effective October 15, 2008, Pervasip Corp. (the “Company”) consummated a private placement pursuant to which the Company issued to Valens Offshore SPV I Ltd. (the “Investor”) a secured term note in the principal amount of $500,000 (the “Note”). The Investor is an “accredited investor” (as such term is defined in the rules promulgated under the Securities Act of 1933, as amended).

The following describes certain of the material terms of the financing transaction with the Investor. The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K:

Note Maturity Date, Principal Amount and Interest Rate. Absent earlier redemption with no redemption premium payable by the Company, the Note matures on September 28, 2010 (the “Maturity Date”). The principal amount of the Note is $500,000. Interest will accrue on the unpaid principal on the Note at a rate per annum equal to fifteen percent (15%) calculated on the basis of a 360-day year.

Payment of Interest and Principal.  Interest will be payable monthly in arrears, commencing on November 1, 2008 and on the first business day of each consecutive calendar month thereafter through and including the Maturity Date. Principal payments on the Notes are due and payable on the Maturity Date.

Security for Note.  The Note is secured by a blanket lien on substantially all of the Company’s assets pursuant to the terms of security agreements executed by the Company and its subsidiaries in favor of the Investor, certain affiliates of the Investor (“Investor Affiliates”) and a collateral agent for the Investor. The Investor Affiliates hold four notes (“Other Notes”) for a total principal amount of $8,418,575 that are secured by the same assets that secure the Note. In addition, the Company has pledged its ownership interests in its subsidiaries pursuant to stock pledge agreements executed by the Company in favor of the Investor, Investor Affiliates and a collateral agent for the Investor securing the Company’s obligations under the Note and Other Notes. If an event of default occurs under the security agreement, the stock pledge agreement, the Other Notes or the Note, the secured parties have the right to accelerate payments under all promissory notes with the Investor or Investor Affiliates, and in addition to any other remedies available to them, to foreclose upon the assets securing such promissory notes.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the sale of the Note to the Investor.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Number	Documents

10.1	Letter Agreement dated as of October 15, 2008, among Pervasip Corp., LV Administrative Services, Inc. and Valens Offshore SPV I, Ltd.
10.2	Secured Term Note, dated as of October 15, 2008, of Pervasip Corp. to Valens Offshore SPV I, Corp.
10.3	Funds Escrow Agreement, dated as of October 15, 2008, among Pervasip Corp., Loeb & Loeb LLP and LV Administrative Services, Inc., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date:  October 21, 2008                                                                       By:  /s/ Paul H. Riss
  Paul H. Riss
  Chief Executive Officer